Exhibit 99.1

          THE GYMBOREE CORPORATION REPORTS SECOND QUARTER 2005 RESULTS

    SAN FRANCISCO, Aug. 18 /PRNewswire-FirstCall/ -- The Gymboree Corporation (Nasdaq: GYMB) today reported a loss from continuing operations of $3.7 million or $0.12 per diluted share for the second fiscal quarter ended July 30, 2005, compared to a loss from continuing operations of $3.6 million or $0.12 per diluted share for the same period last year.

    Net sales from retail operations for the second fiscal quarter ended July 30, 2005, totaled $129.3 million, a 14% increase over the $113.5 million in net sales from retail operations for the second fiscal quarter of the prior year. As previously reported, comparable store sales from retail operations for the second fiscal quarter increased 9% over the same period last year. Total net sales for the second fiscal quarter were $132.0 million, an increase of 14% compared to total net sales of $116.0 million for the second fiscal quarter last year.

    Business Outlook
    For the third fiscal quarter, the Company expects comparable store sales to be flat to slightly positive to the prior year. The Company expects third and fourth fiscal quarter net income from continuing operations in the range of $0.20 to $0.22 and $0.30 to $0.33 per diluted share, respectively. For the full fiscal year 2005, the Company now expects net income from continuing operations to be in the range of $0.55 to $0.60 per diluted share.

    Management Presentation
    The live broadcast of the discussion of second fiscal quarter 2005 earnings results will be available to interested parties at 1:30 p.m. PT (4:30 p.m. ET) on Thursday, August 18, 2005. To listen to the live broadcast over the Internet, please log on to www.gymboree.com, click on "Our Company" at the bottom of the page, go to "Investor and Media Relations" and then "Conference Calls, Webcasts & Presentations." A replay of the call will be available two hours after the broadcast through midnight ET, Wednesday, August 25, 2005, at 800-642-1687, passcode 8462766, as well as archived on our Website at the same location as the live Webcast.

    About The Gymboree Corporation
    The Gymboree Corporation's specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of July 30, 2005, the Company operated a total of 646 stores: 570 Gymboree(R) retail stores (542 in the United States and 28 in Canada), 60 Janie and Jack(R) retail shops and 16 Janeville(R) stores in the United States. The Company also operates online stores at www.gymboree.com and www.janieandjack.com, and offers directed parent-child developmental play programs at 518 franchised and company-operated centers in the United States and 23 other countries.

    Forward-Looking Statements
    The foregoing financial information for the fiscal quarter-ended July 30, 2005, is un-audited and subject to quarter-end and year-end adjustment, and could differ materially from the financial information indicated. The foregoing paragraphs contain forward-looking statements relating to The Gymboree Corporation's anticipated sales growth and future financial performance. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results could differ materially as a result of a number of factors, including customer reactions to new merchandise, service levels and new concepts, success in meeting our delivery targets, the level of our promotional activity, unanticipated costs actually incurred in connection with the wind down of our UK and Ireland operations, our gross margin achievement, our ability to appropriately manage inventory, general economic conditions, effects of future embargoes from countries used to source product, and competitive market conditions. Other factors that may cause actual results to differ materially include those set forth in the reports that we file from time to time with the Securities and Exchange Commission, including our annual report on Form 10-K for the year-ended January 29, 2005. These forward-looking statements reflect The Gymboree Corporation's expectations as of August 18, 2005. The Gymboree Corporation undertakes no obligation to update the information provided herein.

    NOTE: Gymboree, Janie and Jack and Janeville are registered trademarks of The Gymboree Corporation.

                            THE GYMBOREE CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share and store data)
                                   (Unaudited)

                                         13 Weeks Ended            26 Weeks Ended
                                    -----------------------   -----------------------
                                     July 30,     July 31,     July 30,     July 31,
                                       2005         2004         2005         2004
                                    ----------   ----------   ----------   ----------
Net sales:
  Retail                            $  129,296   $  113,475   $  290,075   $  257,923
  Play & Music                           2,742        2,509        4,928        5,176
   Total net sales                     132,038      115,984      295,003      263,099
Cost of goods sold, including
 buying and occupancy expenses         (84,803)     (74,756)    (183,138)    (159,513)
   Gross profit                         47,235       41,228      111,865      103,586
Selling, general and
 administrative expenses               (53,302)     (47,075)    (109,923)     (97,678)
  Operating income (loss)               (6,067)      (5,847)       1,942        5,908
Other income                               294          145          501          382
  Income (loss) before income
   taxes and cumulative
   effect of change in
   accounting principle                 (5,773)      (5,702)       2,443        6,290
Income tax benefit (expense)             2,062        2,081         (874)      (2,296)
  Income (loss) from continuing
   operations                           (3,711)      (3,621)       1,569        3,994
Income (loss) from discontinued
 operations, net of tax                    368         (328)         607           62
  Income (loss) before
   cumulative effect of
   change in accounting
   principle                            (3,343)      (3,949)       2,176        4,056
Cumulative effect of change in
 accounting principle, net of tax           --           --           --        1,228
  Net income (loss)                 $   (3,343)  $   (3,949)  $    2,176   $    5,284

Basic per share amounts:
Income (loss) from continuing
 operations                         $    (0.12)  $    (0.12)  $     0.05   $     0.13
Income (loss) from discontinued
 operations, net of tax                   0.01        (0.01)        0.02           --
Cumulative effect of change in
 accounting principle, net of tax           --           --           --         0.04
Net income (loss)                   $    (0.11)  $    (0.13)  $     0.07   $     0.17

Diluted per share amounts:
Income (loss) from continuing
 operations                         $    (0.12)  $    (0.12)  $     0.05   $     0.13
Income (loss) from discontinued
 operations, net of tax                   0.01        (0.01)        0.02           --
Cumulative effect of change in
 accounting
  principle, net of tax                     --           --           --         0.04
Net income (loss)                   $    (0.11)  $    (0.13)  $     0.07   $     0.17

Weighted average shares
 outstanding:
  Basic                                 31,254       30,693       31,210       30,584
  Diluted                               31,254       30,693       31,607       31,374

Number of stores at end of
 period                                    646          624 *        646          624 *

* Does not include discontinued operations.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                      July 30,      January 29,     July 31,
                                        2005           2005           2004
                                    ------------   ------------   ------------
Current Assets
   Cash and cash equivalents        $     34,953   $     30,599   $     18,495
   Marketable securities                  38,843         30,000         58,000
   Accounts receivable                    13,190         16,547         15,870
   Merchandise inventories                87,315         97,237         74,931
   Income tax receivable                   7,764          3,554             --
   Prepaid expenses and deferred
    taxes                                  6,105          6,789          2,845
   Current assets of discontinued
    operations                             1,107          1,794          9,051
      Total current assets               189,277        186,520        179,192

Property and Equipment, net              147,051        150,746        129,898
Lease Rights, Deferred Taxes and
 Other Assets                             13,577         14,433         13,223

   Total Assets                     $    349,905   $    351,699   $    322,313

Current Liabilities
   Accounts payable                 $     38,381   $     39,241   $     32,845
   Accrued liabilities                    37,742         41,803         37,295
   Current liabilities of
    discontinued operations                1,732          7,144          4,513
      Total current liabilities           77,855         88,188         74,653

Long Term Liabilities
   Deferred rent and other
    liabilities                           49,868         46,105         36,380

Stockholders' Equity                     222,182        217,406        211,280

   Total Liabilities and
    Stockholders' Equity            $    349,905   $    351,699   $    322,313